Exhibit 99.1
SoundBite Communications and Universal Recovery Systems
Reach Settlement in Patent Litigation
BEDFORD, MA, June 25, 2008 — SoundBite Communications, Inc., (NASDAQ: SDBT) a provider of on-demand, integrated multi-channel communications solutions and Universal Recovery Systems, Inc., owner of the Universal Systems Right Party Contact Solution, a patented approach to maximizing right party contacts, announced today that they have settled two lawsuits between the parties.
The first lawsuit, which SoundBite brought in Massachusetts against Universal Recovery Systems and its CEO, Blake Rice, involved patent infringement allegations by Universal Recovery Systems regarding SoundBite’s products and services. SoundBite alleged that those allegations, which were made just before SoundBite’s initial public offering was going to market in October, 2007, constituted tortious interference with SoundBite’s advantageous business relations and prospective economic advantage, and unfair or deceptive acts or practices in business.
The second lawsuit, which Universal Recovery Systems brought against SoundBite in Minnesota, involved Universal Recovery Systems’ allegations that SoundBite infringed its U.S. Patent No. 6,621,900, entitled “Automated Right-Party Contact Telephone System”, and had fraudulently induced Universal Recovery Systems to file a Statement of Non-Liability.

As part of the settlement, Universal Recovery Systems will pay SoundBite $4,600,000. SoundBite also has been granted a worldwide, perpetual, non-exclusive license to the Universal Recovery Systems patents involved in the two lawsuits. Universal Recovery Systems’ patents relate to determining whether the right party is on a call. The license is royalty-free with respect to SoundBite’s automated voice messaging solutions. The license is royalty-bearing with respect to systems that, at a first hierarchical level, use a human operator who determines whether a right party contact is available. SoundBite’s current systems do not employ such an operator, and SoundBite does not expect to use such an operator in its automated voice messaging solutions.
SoundBite has agreed, under certain circumstances, to not contest the presumption of validity afforded each of Universal Recovery Systems’ issued patents.
SoundBite has agreed to dismiss its business tort and unfair practices claims in the Massachusetts lawsuit against Universal Recovery Systems and its CEO, Blake Rice. Universal Recovery Systems, for its part, has agreed to dismiss its claims of patent infringement and fraudulent inducement against SoundBite in the Minnesota lawsuit.
About SoundBite Communications
SoundBite Communications provides on-demand, integrated multi-channel communications solutions that enable clients to achieve superior business results. Building on its foundation as a leading provider of automated voice messaging services, SoundBite offers integrated voice, text and email messaging solutions that help clients deliver the right message, to the right customer, using the right channel, at the right time. Organizations in industries such as collections, financial services, retail, telecom and media, and utilities rely on the SoundBite Intelligent Communications Platform to send over a billion messages annually for collections, customer care, and sales and marketing applications. For more information, visit http://www.SoundBite.com.
SoundBite is a registered service mark of SoundBite Communications, Inc.
(SDBT-F)

Investor Contact:	Media Contact:

Bob Leahy SoundBite Communications 781-897-2642 rleahy@soundbite.com	Marie Ruzzo SoundBite Communications 781-897-2632 mruzzo@SoundBite.com
About UniversalSystems:
More information about Universal Recovery Systems, Inc., also known as UniversalSystems is available at: www.UniversalSystems.net. Universal Recovery Systems, Inc. is the owner of U.S. patents 6,285,752, 6,621,900, and 6,980,640, and UK patents GB2347583 and GB2362066, and a pending patent application.
Contact:
David J. Winters
Senior Vice President
Universal Systems
952-259-1180 Direct

Forward Looking Statement
This is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made above regarding SoundBite expectation not to use a human operator in SoundBite’s automated voice messaging solutions and settlement payment to be made to SoundBite, are based upon SoundBite’s historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite’s platform, disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite’s service by its clients, which are not subject to minimum purchase requirements; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite’s revenues. These and other factors, including the factors set forth under the caption “Risk Factors” in SoundBite’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, could cause SoundBite’s performance, operations or achievements to be materially different from those expressed or implied by the forward-looking statements.